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                                                            Exhibit 10.103

                              GUARANTY
                      CETUS REGARDING CHIRON NOTES

              THIS GUARANTY (this "Guaranty"), dated as of September 29, 1994, is made by Cetus Corporation, a Delaware corporation (the "Guarantor"), in favor of The First National Bank of Boston, as trustee (the "Trustee"), for the benefit of the holders (the "Holders") of the 1.90% Convertible Subordinated Notes due 2000 (the "Notes") of Chiron Corporation, a Delaware corporation ("Chiron"), issued pursuant to an Indenture dated as of November 15, 1993 between Chiron and the Trustee (as amended, the "Indenture").

              Chiron has requested that the Guarantor execute and deliver this Guaranty in favor of the Trustee for the benefit of the Holders and the Guarantor derives substantial direct and indirect benefits from the Notes issued by Chiron to the Holders (which benefits are hereby acknowledged by the Guarantor).

              Accordingly, the Guarantor hereby agrees as follows:

              SECTION 1 DEFINITIONS. All capitalized terms used in this Guaranty and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

              SECTION 2 GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees to the Trustee, for the benefit of the Holders, and their respective successors and assigns, the full and prompt payment when due (whether at stated maturity, by required prepayment, declaration, acceleration, demand, or otherwise) and performance of the indebtedness, liabilities and other obligations of Chiron to the Trustee for the benefit of the Holders under the Indenture and the Notes. The foregoing indebtedness, liabilities and other obligations of Chiron, and all other indebtedness, liabilities and obligations to be paid or performed by the Guarantor in connection with this Guaranty shall hereinafter be collectively referred to as the "Guaranteed Obligations."

              SECTION 3 LIABILITY OF GUARANTOR. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute, independent and unconditional, and shall not be affected by any circumstance which might constitute a discharge of a surety or guarantor other than the indefeasible payment and performance in full of all Guaranteed Obligations. In furtherance of the foregoing and without limiting the generality thereof, the Guarantor agrees as follows:

                   (i) The Guarantor's liability hereunder shall be the immediate, direct, and primary obligation of the Guarantor and shall not be contingent upon the Trustee's exercise or enforcement of any remedy it may have against Chiron or any other Person;

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                   (ii)  this Guaranty is a guaranty of payment when due and
not merely of collectibility;

                   (iii) the Guarantor's payment of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge the Guarantor's liability for any portion of the Guaranteed Obligations remaining unsatisfied; and

                   (iv) the Guarantor's liability with respect to the Guaranteed Obligations shall remain in full force and effect without regard to, and shall not be impaired or affected by, nor shall the Guarantor be exonerated or discharged by, any of the following events:

                        (A) any insolvency, bankruptcy, reorganization, arrangement, adjustment, composition, assignment for the benefit of creditors, liquidation, winding up or dissolution of Chiron or the Guarantor;

                        (B) any limitation, discharge, or cessation of the liability of Chiron, the Guarantor, any other guarantor or any other Person for any Guaranteed Obligations due to any statute, regulation or rule of law, or any invalidity or unenforceability in whole or in part of any of the Guaranteed Obligations, the Indenture or the Notes;

                        (C) any merger, acquisition, consolidation or change in structure of Chiron, the Guarantor or any other Person, or any sale, lease, transfer or other disposition of any or all of the assets or shares of Chiron, the Guarantor, or any other Person;

                        (D) any claim, counterclaim or setoff, other than that of prior performance, that Chiron, the Guarantor, any other guarantor or other Person may have or assert;

                        (E) the Trustee's amendment, modification, renewal, extension or cancellation of the Indenture, the Notes or any Guaranteed Obligations;

                        (F) any assignment or other transfer, in whole or in part, of the Trustee's interests in and rights under this Guaranty, the Indenture or the Notes; and

                        (G) the Trustee's vote, claim, distribution, election, or acceptance, in any bankruptcy case related to the Guaranteed Obligations.

              SECTION 4 CONSENTS OF GUARANTOR. The Guarantor hereby unconditionally consents and agrees that, without notice to or further assent from the Guarantor:

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                   (i)  the principal amount of the Guaranteed Obligations
may be increased or decreased and additional indebtedness or obligations of Chiron under the Indenture may be incurred, by one or more amendments, modifications, renewals or extensions of the Indenture, the Notes or otherwise;

                   (ii) the time, manner, place or terms of any payment under the Indenture or the Notes may be extended or changed, including by an increase or decrease in the interest rate on any Guaranteed Obligation or other amount payable under the Indenture or the Notes, by an amendment, modification or renewal of the Indenture or the Notes;

                   (iii) the time for Chiron's performance of or compliance with any term, covenant or agreement on its part to be performed or observed under the Indenture may be extended, or such performance or compliance waived, or failure in or departure from such performance or compliance consented to, all in such manner and upon such terms as the Trustee may deem proper;

all without impairing, abridging, or releasing this Guaranty;

                   (iv) the Trustee may discharge or release, in whole or in part, any other guarantor or any other Person liable for the payment and performance of all or any part of the Guaranteed Obligations, may permit or consent to any such action or any result of such action, and the Trustee shall not be liable to the Guarantor for any failure to collect or enforce payment or performance of the Guaranteed Obligations from any Person;

                   (v) the Trustee may request and accept other guaranties of the Guaranteed Obligations and any other indebtedness, obligations or liabilities of Chiron to the Trustee and may, from time to time, in whole or in part, surrender, release, subordinate, modify, waive, rescind, compromise or extend any such guaranty and may permit or consent to any such action or the result of any such action; and

                   (vi) the Trustee may exercise, or waive or otherwise refrain from exercising, any other right, remedy, power or privilege granted by any document or agreement, or otherwise available to the Trustee, with respect to the Guaranteed Obligations, even if the exercise of such right, remedy, power or privilege affects or eliminates any right of subrogation or any other right of the Guarantor against Chiron;

              SECTION 5 GUARANTOR'S WAIVERS.

              (a) CERTAIN WAIVERS. The Guarantor waives and agrees not to assert:

                   (i) any right to require the Trustee to marshal assets in favor of Chiron, the Guarantor, any other guarantor or any other Person, to proceed against

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Chiron, any other guarantor or any other Person, or to pursue any other right, remedy, power or privilege of the Trustee whatsoever;

                   (ii) the defense of the statute of limitations in any action hereunder or for the collection or performance of the Guaranteed Obligations;

                   (iii) any defense arising by reason of any lack of corporate or other authority;

                   (iv)  any rights to set-offs and counterclaims;

                   (v) any defense based upon an election of remedies which destroys or impairs the subrogation rights of the Guarantor or the right of the Guarantor to proceed against Chiron or any other obligor of the Guaranteed Obligations for reimbursement; and

                   (vi) without limiting the generality of the foregoing, to the fullest extent permitted by law, any defenses or benefits that may be derived from or afforded by applicable law limiting the liability of or exonerating guarantors or sureties, or which may conflict with the terms of this Guaranty.

              (b) ADDITIONAL WAIVERS. The Guarantor waives any and all notice of the acceptance of this Guaranty, and any and all notice of the creation, renewal, modification, extension or accrual of the Guaranteed Obligations, or the reliance by the Trustee upon this Guaranty, or the exercise of any right, power or privilege hereunder. The Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred and permitted to exist in reliance upon this Guaranty. The Guarantor waives promptness, diligence, presentment, protest, demand for payment, notice of default, dishonor or nonpayment and all other notices to or upon Chiron, the Guarantor or any other Person with respect to the Guaranteed Obligations.

              (c) INDEPENDENT OBLIGATIONS. The obligations of the Guarantor hereunder are independent of and separate from the obligations of Chiron and any other guarantor and upon the occurrence and during the continuance of any Event of Default, a separate action or actions may be brought against the Guarantor, whether or not Chiron or any such other guarantor is joined therein or a separate action or actions are brought against Chiron or any such other guarantor.

              SECTION 6 SUBROGATION.

              So long as the Guaranteed Obligations remain unpaid in full, the Guarantor shall not have, and shall not directly or indirectly exercise,
(i) any rights that it may acquire by way of subrogation under this Guaranty, by any payment hereunder or otherwise, (ii) any rights of contribution, indemnification, reimbursement or similar

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suretyship claims arising out of this Guaranty or (iii) any other right which it might otherwise have or acquire (in any way whatsoever) which could entitle it at any time to share or participate in any right, remedy or security of the Trustee as against Chiron or other guarantors in connection with this Guaranty, the Indenture or any of the Notes. If any amount shall be paid to the Guarantor on account of the foregoing rights at any time when all the Guaranteed Obligations shall not have been paid in full, such amount shall be held in trust for the benefit of the Trustee and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms of the Indenture and the Notes.

              SECTION 7 CONTINUING GUARANTY; REINSTATEMENT.

              (a) CONTINUING GUARANTY. This Guaranty is a continuing guaranty relating to any Guaranteed Obligations, including Guaranteed Obligations which may exist continuously or which may arise from time to time under successive transactions, and the Guarantor expressly acknowledges that this Guaranty shall remain in full force and effect notwithstanding that there may be periods in which no Guaranteed Obligations exist. This Guaranty shall continue in effect and be binding upon the Guarantor until actual receipt by the Trustee of written notice from the Guarantor of its intention to discontinue this Guaranty as to future transactions (which notice shall not be effective until noon on the day which is ten days following such receipt); PROVIDED that no revocation or termination of this Guaranty shall affect in any way any rights of the Trustee hereunder with respect to any Guaranteed Obligations arising or outstanding on the date of receipt of such notice, including any subsequent continuation, extension, or renewal thereof, or change in the terms or conditions thereof (collectively, "Existing Guaranteed Obligations"), and the sole effect of such notice shall be to exclude from this Guaranty Guaranteed Obligations thereafter arising which are unconnected to any Existing Guaranteed Obligations.

              (b) REINSTATEMENT. This Guaranty shall continue to be effective or shall be reinstated and revived, as the case may be, if, for any reason, any payment of the Guaranteed Obligations by or on behalf of Chiron shall be rescinded, invalidated, declared to be fraudulent or preferential, set aside, voided or otherwise required to be repaid to Chiron, its estate, trustee, receiver or any other Person, or must otherwise be restored by the Trustee, whether as a result of proceedings in bankruptcy or reorganization or otherwise. To the extent any payment is so rescinded, set aside, voided or otherwise repaid or restored, the Guaranteed Obligations shall be revived in full force and effect without reduction or discharge for such payment.

              SECTION 8 PAYMENTS. The Guarantor hereby agrees, in furtherance of the foregoing provisions of this Guaranty and not in limitation of any other right which the Trustee or any other Person may have against the Guarantor by virtue hereof, upon the failure of Chiron to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration,

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acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of Title 11 of the United States Bankruptcy Code, as amended), the Guarantor shall forthwith pay, or cause to be paid, in cash, to the Trustee an amount equal to the amount of the Guaranteed Obligations then due as aforesaid (including interest which, but for the filing of a petition in bankruptcy with respect to Chiron, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Chiron for such interest in any such bankruptcy proceeding). The Guarantor shall make each payment hereunder, unconditionally in full without set-off or counterclaim, or deduction for any taxes, on the day when due, to the Trustee at such office of the Trustee and to such account as the Trustee shall request.

              SECTION 9 GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

              SECTION 10 ENTIRE AGREEMENT; AMENDMENTS AND WAIVERS.

              (a) ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement of the Guarantor with respect to the matters set forth herein and supersedes any prior agreements, commitments, drafts, communications, discussions and understandings, oral or written, with respect thereto.

              (b) AMENDMENTS. This Guaranty may not be amended except by a writing signed by the Guarantor.

              SECTION 11 SEVERABILITY. Whenever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under all applicable laws and regulations. If, however, any provision of this Guaranty shall be prohibited by or invalid under any such law or regulation in any jurisdiction, it shall, as to such jurisdiction, be deemed modified to conform to the minimum requirements of such law or regulation, or, if for any reason it is not deemed so modified, it shall be ineffective and invalid only to the extent of such prohibition or invalidity without affecting the remaining provisions of this Guaranty, or the validity or effectiveness of such provision in any other jurisdiction.

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              IN WITNESS WHEREOF, the Guarantor has executed this Guaranty, as of the date first above written.

                                       CETUS CORPORATION

                                       By: Dennis L. Winger
                                           ---------------------------
                                       Title:  Sr. V.P. & CFO

                                       Address:

                                       1400 Fifty-Third Street
                                       Emeryville, California 94608
                                       Attn: Chief Financial Officer
                                       Fax No.: (510) 601-3343


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